UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 3, 2023

MARTEN TRANSPORT, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, the company’s board of directors elected Patricia L. Jones as an independent director of the company. Ms. Jones’ initial term will begin on March 15, 2023. Ms. Jones will serve on the Compensation Committee and the Nominating/Corporate Governance Committee of the Board.

Patricia L. Jones is the founder of Culture Circus LLC, a management consulting firm, and has been its Chief Executive Officer since December 2019 and has served as SVP HR for the National Marrow Donor Program since May of 2020. Ms. Jones was Chief Administrative Officer of TCF Financial Corporation from May 2017 until December 2019. Ms. Jones previously held executive positions at Arctic Cat Inc., Lifetouch Inc., Allina Health, H.B. Fuller Company and Northwest Airlines, Inc. Ms. Jones currently serves on the Board of Directors of Royal Neighbors of America where she is the chair of the governance committee and is a member of the investment committee.

Pursuant to the company’s amended and restated certificate of incorporation and bylaws, the company’s board of directors has the power to increase the size of the board and fill vacancies on the board by the affirmative vote of a majority of the directors serving at the time of the increase. The company’s board of directors increased the size of the board to eight members and elected Patricia L. Jones as a new director to fill that vacancy. There is no arrangement or understanding between Ms. Jones and any other persons pursuant to which Ms. Jones was selected as a director of the company. Ms. Jones does not have any direct or indirect material interest in any existing or currently proposed transaction to which the company is or may become a party.

As a non-employee director, Patricia L. Jones will be paid an annual board retainer of $45,000. The company generally pays non-employee directors a fee of $1,500 for each board meeting attended, $750 for each committee meeting attended, and reimburses them for out-of-pocket expenses of attending meetings. In addition, Ms. Jones will be eligible to receive an automatic grant of 3,000 shares of common stock annually upon re-election to the board by the stockholders, beginning with the 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: March 9, 2023	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and Chief Financial Officer